UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2021

Thoma Bravo Advantage

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39889	98-1566321
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Riverside Plaza, Suite 2800

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 254-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	TBA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed, on March 20, 2021, Thoma Bravo Advantage (“TBA”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among TBA, ironSource Ltd., a company organized under the laws of the State of Israel (the “Company” or “ironSource”), Showtime Cayman, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub”), and Showtime Cayman II, a Cayman Islands exempted company and wholly-owned subsidiary of the Company (“Merger Sub II”).

On June 28, 2021 (the “Closing Date”), as contemplated by the Merger Agreement, Merger Sub merged with and into TBA (the “First Merger”), with TBA surviving the First Merger as a wholly owned subsidiary of the Company (such company, as the surviving entity of the First Merger, the “Surviving Entity”) and immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Entity merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of the Company (such company, as the surviving entity of the Second Merger, the “Surviving Company”). The transactions set forth in the Merger Agreement, including the Mergers, constituted a “Business Combination” as contemplated by TBA’s Amended and Restated Memorandum and Articles of Association (the “Business Combination”).

Additionally, on the Closing Date, existing shareholders of ironSource completed the sale of an aggregate of 133,254,045 Class A ordinary shares of ironSource (“Company Class A Ordinary Shares”) to certain accredited investors (“PIPE Investors”), at a price per share of $10.00, for gross proceeds to such sellers of approximately $1.33 billion (the “PIPE Investment”), pursuant to a series of Investment Agreements previously entered into between the PIPE Investors and ironSource and related Purchase and Sale Agreements entered into between PIPE Investors and such sellers pursuant to the Investment Agreements (collectively, the “Investment Agreements”). The PIPE Investors include Thoma Bravo Ascension Fund, L.P., an affiliate of Thoma Bravo, L.P., which invested $300.0 million, and Thoma Bravo Advantage Sponsor, LLC (“Sponsor”), the sponsor of TBA, that invested $32.5 million pursuant to its commitment to purchase additional Company Class A Ordinary Shares in the event redemptions by TBA shareholders exceed $150 million.

On the Closing Date and immediately prior to the consummation of the Mergers and the PIPE Investment, the Company effected a recapitalization whereby (i) the Company adopted amended and restated articles of association, (ii) each ordinary share of the Company that was issued and outstanding immediately prior to the Effective Time was renamed and became a Company Class A Ordinary Share, (iii) the Company declared and effected an in-kind dividend on each Company Class A Ordinary Share outstanding by distributing to each holder thereof one Class B ordinary share of ironSource (the “Company Class B Ordinary Shares”) for each Company Class A Ordinary Share held by such holder, (iv) each Company Class A Ordinary Share and each Company Class B Ordinary Share that was issued and outstanding immediately prior to the effective time was split into a number of Company Class A Ordinary Shares and Company Class B Ordinary Shares, respectively, in order to cause the value of the outstanding Company Ordinary Shares immediately prior to the Effective Time to equal $10.00 per share, based upon the equity value of the Company in the Mergers (the “Stock Split”), and (v) any outstanding stock options and restricted stock units of the Company issued and outstanding immediately prior to the Effective Time were adjusted to give effect to the foregoing transactions and remain outstanding.

Following such recapitalization (but before the Mergers), TBA purchased from certain existing shareholders of ironSource an aggregate of 6,745,955 Company Class A Ordinary Shares, at a price per share of $10.00, in a secondary sale for an aggregate purchase price equal to approximately $67.5 million.

Following the recapitalization, (a) immediately prior to the First Merger, each Class B ordinary share of TBA was cancelled automatically and converted into one Class A ordinary share of TBA and (b) after giving effect to the foregoing and in connection with the First Merger, each Class A ordinary share of TBA issued and outstanding was converted automatically into one Company Class A Ordinary Share.

The Class A ordinary shares of ironSource will begin trading on the New York Stock Exchange under the symbol “IS” on June 29, 2021.

The description of the Merger Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the text of the Merger Agreement, which was filed as Exhibit 2.1 to TBA’s Current Report on Form 8-K filed on March 22, 2020, and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On the Closing Date, in connection with the consummation of the Business Combination, the following material agreements of TBA terminated in accordance with their terms: (i) that certain Investment Management Trust Agreement, dated as of January 14, 2021, between TBA and Continental Stock Transfer & Trust Company (“Continental”), pursuant to which Continental invested the proceeds of TBA’s initial public offering in a trust account; (ii) that certain Agreement for Transfer Agent and Registrar Services, dated as of January 14, 2021, between TBA and Continental , pursuant to which Continental acted as TBA’s transfer agent and registrar and facilitated SPAC Redemptions.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

In connection with the consummation of the Business Combination, on the Closing Date, TBA notified New York Stock Exchange (“NYSE”) that the First Merger had become effective and that TBA’s outstanding securities had been converted into Company Class A Ordinary Shares. TBA requested that NYSE delist TBA’s Class A common stock, and as a result, trading of TBA’s Class A common stock on NYSE was suspended at 4:00 p.m. on June 28, 2021. On June 29, 2021, NYSE filed a notification of removal from listing and registration on Form 25, thereby commencing the process of delisting TBA’s Class A ordinary shares from NYSE and deregistering the securities under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 2.01 and Item 3.01 above and Item 5.01 below of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Business Combination, a change in control of TBA occurred. Following the consummation of the Business Combination, TBA became a wholly owned subsidiary of ironSource.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

In accordance with the terms of the Merger Agreement, and effective as of the Closing Date, each of TBA’s officers and directors resigned as a member of TBA’s board of directors and/or from each officer position previously held, as applicable. These resignations were not a result of any disagreement between TBA and the officers and directors on any matter relating to TBA’s operations, policies or practices.

Item 8.01.	Other Events.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the press release jointly issued by the parties announcing the consummation of the Business Combination.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of March 20, 2021, by and among Thoma Bravo Advantage, ironSource Ltd., Showtime Cayman and Showtime Cayman II., incorporated by reference to the registrants Current Report on Form 8-K filed on March 22, 2021.

99.1	Press Release, dated June 28, 2021.

*

Certain exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). TBA agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2021	Thoma Bravo Advantage

	By:	/s/ Robert Sayle
	Name:	Robert Sayle
	Title:	Chief Executive Officer